Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees
Delaware Pooled Trust

In planning and performing our audits
of the financial statements of
Delaware Pooled Trust (the "Trust")
as of and for the year ended October
31, 2005, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered its internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis
for designing our auditing procedures
for the purpose of expressing our
opinions on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Trust's
internal control over financial
reporting.  Accordingly, we express
no such opinion.

The management of the Trust is
responsible for establishing and
maintaining effective internal
control over financial reporting. In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of
controls. A company's internal
control over financial reporting is a
process designed to provide
reasonable assurance regarding the
reliability of financial reporting
and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. Such internal
control includes policies and
procedures that provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of a
company's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the company's ability to
initiate, authorize, record, process
or report financial data reliably in
accordance with generally accepted
accounting principles such that there
is more than a remote likelihood that
a misstatement of the company's
annual or interim financial
statements that is more than
inconsequential will not be prevented
or detected. A material weakness is a
significant deficiency, or
combination of significant
deficiencies, that results in more
than a remote likelihood that a
material misstatement of the annual
or interim financial statements will
not be prevented or detected.

Our consideration of the Trust's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be significant deficiencies or
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in the Trust's internal
control over financial reporting and
its operation, including controls for
safeguarding securities, that we
consider to be a material weakness as
defined above as of October 31, 2005.

This report is intended solely for
the information and use of management
and the Board of Trustees of the
Trust and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.



Philadelphia, Pennsylvania

December 14, 2005